ADMA Biologics Announces Pricing of Public Offering of Common Stock

RAMSEY, N.J., April 28, 2016 - ADMA Biologics, Inc. (NASDAQ: ADMA), a late-stage biopharmaceutical company that develops, manufactures, and intends to commercialize specialty plasma-based biologics for the treatment and prevention of certain infectious diseases, announced today the pricing of its previously announced underwritten public offering of 1,892,308 shares of common stock at a public offering price of $6.50 per share, resulting in gross proceeds of approximately $12.3 million. Members of management and the Board of Directors participated in excess of ten percent in the offering.

The offering is expected to close on May 3, 2016, subject to the satisfaction of customary closing conditions.  The company has also granted the underwriters a 30-day option to purchase up to 283,846 additional shares of common stock to cover over-allotments, if any.

Raymond James & Associates, Inc. is acting as sole book-running manager and Ladenburg Thalmann is acting as lead manager in connection with the offering.  Laidlaw & Company (UK) Ltd. and Maxim Group LLC are acting as financial advisors to the company.

The securities described above are being offered by the company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-200638) previously filed with the Securities and Exchange Commission (SEC), and declared effective on December 23, 2014.  A preliminary prospectus supplement and an accompanying prospectus related to the offering were filed with the SEC on April 27, 2016.   A final prospectus supplement and an accompanying prospectus related to the offering will be filed with the SEC.  Electronic copies of the prospectus supplement and accompanying prospectus relating to the offering can be obtained on the SEC's website at http://www.sec.gov.  When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may also be obtained by contacting Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL 33716, or by telephone at (800) 248-8863, or by e-mail at prospectus@raymondjames.com.

Before investing in the offering, you should read in their entirety the prospectus supplement and its accompanying prospectus and the other documents that the company has filed with the SEC that are incorporated by reference in the prospectus supplement and its accompanying prospectus, which provide more information about the company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ADMA Biologics, Inc. ADMA is a late-stage biopharmaceutical company that develops, manufactures and intends to commercialize specialty plasma-based biologics for the treatment and prevention of Primary Immune Deficiency Disease (PIDD) and certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for medical reasons. ADMA's lead product candidate, RI-002, has completed a Phase III clinical trial in patients with PIDD and has met the primary endpoint, and a Biologics License Application (BLA) for RI-002 was accepted by the U.S. Food and Drug Administration (FDA) on September 18, 2015. The company has received U.S. Patent 9,107,906 relating to certain aspects of its product candidate. For more information, please visit www.admabiologics.com.

About RI-002.  ADMA's lead product candidate, RI-002, is a specialty plasma-derived, polyclonal, intravenous immune globulin (IVIG) derived from human plasma containing naturally occurring polyclonal antibodies (e.g., Streptococcus pneumoniae, H. influenza type B, cytomegalovirus (CMV), measles, tetanus, etc.) as well as standardized, high levels of antibodies to respiratory syncytial virus (RSV). ADMA is pursuing an indication for the use of this specialty IVIG product for treatment of patients diagnosed with PIDD. Polyclonal antibodies are the primary active component of IVIG products. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses. Data review indicates that the polyclonal antibodies present in RI-002 support its ability to prevent infections in immune-compromised patients.  ADMA’s analysis demonstrated that the Phase III trial met the primary endpoint with no serious bacterial infections (SBI) reported. These results more than meet the requirement specified by the FDA guidance of ≤ 1 SBI per patient-year.

About Primary Immune Deficiency Disease (PIDD)

PIDD is a class of inherited genetic disorders that causes an individual to have a deficient or absent immune system due to either a lack of necessary antibodies or a failure of these antibodies to function properly. PIDD patients are more vulnerable to infections and more likely to suffer complications from these infections. According to the World Health Organization, there are over 150 different presentations of PIDD. As patients suffering from PIDD lack a properly functioning immune system, they typically receive monthly, outpatient infusions of IGIV therapy. Without this exogenous antibody immune support, these patients would be susceptible to a wide variety of infectious diseases. PIDD has an estimated prevalence of 1:1,200 in the United States, or approximately 250,000 people.

Forward-Looking Statements
This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "target," "anticipate," "plan," "planning," "expect," "believe," "will," "will likely," “is likely”, "should," "could," "would," "may" or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning our plans and timing to develop, market and commercialize RI-002 and the success of such efforts, the timing and ability to conduct further testing of RI-002 in humans, the expected timing of and our ability to obtain and maintain regulatory approvals for our product candidates, and biologics license applications. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, risks as to whether we will be able to gain necessary approvals to market and commercialize any product, whether the FDA will accept our data or approve RI-002 for marketing, whether we will meet or achieve any of our clinical, regulatory or other milestones, and other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

CONTACT: Brian Lenz
      Vice President and Chief Financial Officer
      201-478-5552 | www.admabiologics.com